SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2003

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah (State or Other Jurisdiction of Incorporation)	1-6075 (Commission File Number)	13-2626465 (I.R.S. Employer Identification No.)

1416 Dodge Street, Omaha, Nebraska (Address of Principal Executive Offices)	68179 (Zip Code)

Registrant’s telephone number, including area code: (402) 271-5777

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure.

On November 5, 2003, Union Pacific Corporation (the “Company”) issued a press release announcing the closing of the initial public offering of Overnite, its Richmond-based trucking subsidiary and the exercise in full of the underwriters’ over-allotment option to purchase an additional 2,500,000 shares of Overnite’s common stock. A copy of the press release of the Company, dated November 5, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference (except with respect to the provisions of the press release described in Item 9 hereof).

Item 9.	Regulation FD Disclosure.

In connection with the closing of the initial public offering, the Company expects to receive proceeds totaling approximately $610 million, after underwriting discounts and estimated expenses, from the equity sale, the exercise of the underwriters’ over-allotment option and the Overnite dividend payment. This information is being furnished by the Company under this Item 9 and is included in Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2003

UNION PACIFIC CORPORATION

By:	/s/ James R. Young

James R. Young Executive Vice President – Finance

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Union Pacific Corporation dated November 5, 2003.